EXHIBIT 10.22


                             SUBSERVICING AGREEMENT


         THIS SUBSERVICING AGREEMENT ("Agreement"), made as of the 15th day of April, 1998, by and between Continental Capital Corp., a New York corporation (herein, "Lender/Servicer") and Essex Home Mortgage Servicing Corporation, a Virginia corporation (herein, "Subservicer").

                                    RECITALS:

         WHEREAS, Subservicer is engaged in the business of servicing loans including residential mortgage loans evidenced by notes and secured by deeds of trust, mortgages, trust deeds or like security instruments; and

         WHEREAS, Lender/Servicer desires that Subservicer subservice the Loans as hereinafter defined; and

         WHEREAS, Subservicer has agreed to subservice the Loans, as hereinafter defined.

         NOW, THEREFORE, in consideration of the mutual recitals, promises and covenants set forth herein, and other good and valuable consideration herein receipted for, but not herein recited, the receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement each of the following terms shall have the meaning specified with respect thereto.

1.1 Agreement. "Agreement" shall mean this Agreement as the same may be from time to time amended.

1.2 Borrower. "Borrower" shall mean any maker, endorser, guarantor or other person or entity obligated for the payment of a Note in accordance with its terms.

1.3      Deconversion  Fee.  The fee  described  in  Section  4.3  below  and on
         Schedule II attached hereto.

1.4 Direct Cost. The term "Direct Cost" shall mean all reasonable and customary costs incurred by Subservicer in accepting the Loans for subservicing, including costs of travel, meals and lodging, costs of transferring data to Subservicer from the current servicer or subservicer and letters to Borrowers advising them of the change in servicing.

1.5      Effective Date.  "Effective Date" shall mean June 1, 1998.

1.6      FDIC.  "FDIC" shall mean the Federal Deposit Insurance Corporation.

1.7      FHA.  "FHA" shall mean the Federal Housing Administration.

1.8      FHLMC. "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

1.9      FNMA.  "FNMA" shall mean the Federal National Mortgage Association.

1.10     GE.  "GE" shall mean General Electric Credit Corporation.

1.11     GNMA.  "GNMA" shall mean the Government National Mortgage Association.

1.12 Guide. The FNMA Selling Guide and the FNMA, FHLMC, GNMA, HUD, GE, Investor, Mortgage Insurance Company Servicing Guide appropriate for each Loan and all announcements, bulletins and exhibits thereto, all as amended and updated from time to time.

1.13     HUD.  "HUD" shall mean the Department of Housing and Urban Development.

1.14     Investor.  "Investor" shall mean the owner and holder of a Note.

1.15 Lender/Servicer. "Lender/Servicer" shall mean Continental Capital Corp. a New York corporation.

1.16 Loan Documents. "Loan Documents" shall mean all of the Notes and Mortgages and any other documents evidencing or securing the Loans or otherwise related to the Loans.

1.17 Loans. "Loans" shall mean the loans described on Schedule I and any other loans made subject to this Agreement on a periodic basis. Any one of the Loans shall be referred to herein as a "Loan".

1.18 Mortgage. "Mortgage" shall mean the original security deed, trust deed, deed of trust, security agreement, financing statement, guaranty and/or other document securing a Loan, including any riders, addenda, assumption agreements, modifications and amendments thereto.

1.19 Mortgagor. "Mortgagor" or "Mortgagors" shall mean the grantors or makers of any Mortgages, including mortgagors and trustors of trust deeds and deeds of trust.

1.20 Note. "Note" shall mean for each Loan, the original promissory note, bond or other evidence of indebtedness executed by a Borrower and evidencing the indebtedness of such Borrower under such Loan and any riders, addenda, modification or amendments thereto.

1.21     OTS.  "OTS" shall mean the Office of Thrift Supervision.

1.22 Subservicer. "Subservicer" shall mean Essex Home Mortgage Servicing Corporation, a Virginia corporation.

1.23 Prime. "Prime" shall mean the prime rate of interest published in The Wall Street Journal or any successor publication.

1.24 Taxes. "Taxes" shall mean all real estate taxes and other taxes assessed against property securing Loans, the nonpayment of which will result in a lien taking priority over the Mortgage.

1.25 Termination Fee. The fee described on Schedule II that is payable to Subservicer under Article V hereof.

1.26     VA.  "VA" shall mean the Veterans Administration.

                                   ARTICLE II
                            AGREEMENTS OF SUBSERVICER

2.1      General.

         Subservicer hereby agrees to service each Loan pursuant and subject to the terms of this Agreement. Lender/Servicer and Subservicer agree that this Agreement shall be effective as of the Effective Date.

2.2      Compliance.

         Subservicer will comply with, and Subservicer will use best efforts to cause each Borrower and Mortgagor to comply with, (a) all applicable state and federal rules and regulations, (b) the requirements of private mortgage insurance companies for Loans insured by private mortgage insurance, including those requiring the giving of notices, and (c) the Guide.

2.3      Procedure.

         Until the principal and interest of each Note and all obligations under each Note and Mortgage are paid in full, unless sooner terminated pursuant to the terms hereof, Subservicer shall perform the following services in full compliance with the Guide:

         (a) Collect as they become due (i) payments of principal and interest (ii) any sums to be held in escrow for the payment of Taxes, assessments and other public charges that are generally impounded, hazard and/or flood insurance premiums, FHA insurance or private mortgage insurance premiums, condominium association dues and fees and other sums required to be collected and disbursed for Borrowers (collectively "Escrowed Sums") and (iii) all other payments from Borrowers and/or Mortgagors.

         (b) Accept payments of principal and interest and impound deposits only in accordance with the Loan Documents or information provided by Lender/Servicer including information received from Lender/Servicer's servicing system. Deficiencies in or excess in payments or deposits shall be accepted and applied in accordance with the Loan Documents or, if not covered in such documents, in accordance with Investor or mortgage insurer guidelines.

         (c) Apply all installments and impound deposits collected by it from the Borrower or Mortgagor, and maintain permanent mortgage account records capable of producing, at any time and in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Borrower and/or Mortgagor and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments.

         (d) Pending disbursement, segregate and hold by it in a custodial account or accounts in a financial institution insured by the FDIC ("Custodial Accounts"; each a "Custodial Account"), in such manner as to show the custodial nature thereof, and so that the Investor and each separate Borrower whose funds have been contributed to such account or accounts will be individually protected under the rules of the FDIC. Subservicer's records shall show the respective interest of the Investor and each Borrower in all Custodial Accounts. All funds collected for principal and interest shall be held by and carried in records of the Subservicer as "trustee" for the Investor, and shall be established in such a manner as to comply with all applicable rules and regulations of any governmental agency insuring or guaranteeing each Loan.

         (e) Maintain deposits received for the payment of Escrowed Sums in a separate custodial account as specified in subparagraph (d) of this section for each Borrower ("Borrower Custodial Account"). If any federal or state statute or rule of law requires or may require the payment of interest on such deposits, Subservicer will pay such interest on each such Borrower Custodial Account which it maintains or controls. Lender/Servicer shall reimburse Subservicer for said interest immediately upon billing. Subservicer will determine the amount of deposits to be made by Borrowers and will furnish to each Borrower, at least once a year, an analysis of his/her Borrower Custodial Account and in accordance with written instructions from the Lender/Servicer, if given.

         (f) Maintain accurate records reflecting the status of Taxes, ground rents and other recurring charges generally accepted by the mortgage servicing industry which would become a lien on the property given as security for the loan (the "Security Property"). For all Loans providing for the payment to and collection by Subservicer of any Escrowed Sums, Subservicer shall pay such charges before any penalty date. Subservicer assumes responsibility for the timely payment of all Escrowed Sums and will hold harmless and indemnify Lender/Servicer and Investor from all penalties, loss or damage resulting from Subservicer's failure to discharge said responsibility.

         (g) For all Loans which have no provisions for the payment to and collection by Subservicer of Escrowed Sums for Taxes, Subservicer shall, upon notification by its tax service, promptly contact Lender/Servicer regarding the delinquency of any such Taxes. Subservicer will pay any delinquent Taxes pursuant to the Guide. Additionally, Subservicer shall not be responsible for payment of ground rents or other charges for any Loan for which it is not obligated to collect Escrowed Sums and will pay such charges only upon receipt of notification by Subservicer that such other charges will result in a lien against a Security Property. Reimbursement for any such payments will be made in accordance with subparagraph 2.3(h) below.

         (h) When Escrowed Sums held in a Borrower Custodial Account are insufficient to pay Taxes, assessments, mortgage insurance premiums, hazard or flood insurance premiums, or other items due therefrom, Lender/Servicer shall reimburse Subservicer monthly for all outstanding deficiencies, and any other advances made by Subservicer to protect the security of Lender/Servicer and Investor and Lender/Servicer shall wire funds necessary to reimburse Subservicer for any advances within five (5) business days of receipt of an invoice therefor. Funds received after the fifth day will be subject to a finance charge at a rate per annum equal to two percent (2%) over Prime. Subservicer shall attempt to obtain the necessary additional funds from each Borrower to recover such advances made on behalf of each Borrower and Lender/Servicer.

         (i) Maintain in full force and effect at all times FHA mortgage insurance, or private mortgage insurance, as applicable, in accordance with the type of Loan, and will assume responsibility for the payment of the premium thereon for each Loan, with reimbursement for such payments being made in accordance with subparagraph 2.3(h) above.

         (j) Assure that improvements on Security Property securing each Mortgage are insured by hazard insurance issued by companies acceptable to Investor in an amount at least equal to the unpaid principal balance of the loan or the full insurable value of the improvements, whichever is less, of a type at least as protective as fire and extended coverage, and containing a "standard" or "union" mortgage clause (without contribution) in the form customarily used in the area in which the Security Property is located. In all events, the provisions of the Loan Documents shall prevail. The mortgagee clause will be reflected as running to the benefit of Lender/Servicer, its successors and assigns. During the course of subservicing, the mortgagee clause in the hazard insurance will read as follows:

                            Continental Capital Corp.
                           Its Successors and Assigns
                  C/O Essex Home Mortgage Servicing Corporation
                                  P.O. Box 8068
                            Virginia Beach, VA 23450

                  Subservicer shall maintain evidence of the original insurance policy for any Loan delivered for subservicing as provided within Subservicer's mortgage impairment insurance policy.

2.4      Other.

         Subservicer shall be responsible for further safeguarding Investor's interest and rights in any real property, mobile home or other Security Property under any Mortgage by performing the following services in full compliance with the Guide:

         (a) Inspecting such Security Property when any Borrower becomes sixty (60) days or more delinquent in the payment of principal and interest or Escrowed Sums under the Note and perform such other inspections as prudent and sound business judgment suggests;

         (b) To the extent possible and pursuant to the Guide, securing any such Security Property found to be vacant or abandoned, and advising Lender/Servicer of the status thereof;

         (c) Notifying Investor and Lender/Servicer whenever Subservicer receives notice or otherwise becomes aware of any notice of liens, bankruptcy, condemnations, probate proceeding, tax sale, partition, local ordinance violation, condemnation or proceeding in the nature of eminent domain or similar event that would, in Subservicer's reasonable judgment, impair Investor's security; and Subservicer shall assist Investor in undertaking appropriate action to preserve its security;

         (d) Advising Investor and Lender/Servicer with respect to requests for partial releases, easements, substitutions, division, subordination, alterations, or waivers of security instrument terms;

         (e) Advising Investor and Lender/Servicer, if requested, of any change in ownership of such Security Property, and subject to governing laws and regulations, comply with all instructions from Investor with respect to the acceleration or modification of the Note; Subservicer, at the direction of Lender/Servicer, will forward all requests for Loan assumption immediately upon receipt. Subservicer will, upon request, provide the initial paperwork necessary to obtain Loan assumption information. This information will be forwarded to Lender/Servicer and/or Investor for approval and all necessary disclosures. Lender/Servicer and/or Investor will prepare the necessary assumption papers and forward to Subservicer for processing.

         (f) Maintaining in force at all times a policy of errors and omissions insurance coverage at Subservicer's sole expense. The purpose of such coverage is to provide Lender/Servicer and Investor protection in liquidating a Loan against net loss that can be attributed to damage to the Security Property from a hazard or peril required to be insured by the Investor and that otherwise would be insured but for Subservicer's negligence in allowing insurance coverage to lapse or failing to keep a sufficient amount of insurance in force;

         (g) Disbursing insurance loss settlements according to Investor guidelines.

Except as otherwise provided above, all advices and notifications required to be given in the Section 2.4 shall be provided at least monthly.

2.5      Investor Accounting.

         In full compliance with the Guide, Subservicer shall:

         (a) Make interest rate adjustments in compliance with applicable regulatory adjustable loan requirements and the Note, which reflect the applicable movements of the applicable loan rate index. Applicable interest rate adjustments shall be implemented in accordance with applicable adjustable loan regulations and the Note. Subservicer shall execute and deliver all appropriate notices required by applicable adjustable loan regulations and the Note regarding such interest rate adjustments including but not by way of limitation, timely notification to Investor or to Investor's successors or assigns, of applicable date and information regarding such interest rate adjustment, and methods of
                  implementation   of  such  interest  rate   adjustments,   new
                  schedules of Investor's pro rata share of collections of principal and interest, and of all prepayments of any Loan hereunder by Borrower or Mortgagor.

         (b) Perform such other duties, furnish such other reports and execute such other documents in connection with its duties hereunder as Lender/Servicer and Investor from time to time may require consistent with requirements performed by other servicers of loans in accordance with the Guide.

         (c) Not accept any prepayment of any Loan except as specified by law or as authorized by law and permitted by the terms of the Loan Documents, nor waive, modify, release or consent to postponement on the part of the Borrower or Mortgagor of any term or provision of the Loan Documents without the written consent of Investor; notwithstanding the foregoing, however, Subservicer shall not be required to obtain written consent for the waiver of any late charge or the waiver, modification, release or consent postponement of any term or provision which may be waived, modified, released or consented to without the consent of the Investor under the terms of its written instructions ("Investors Instructions") or under the Guide.

         (d) Upon payment of a Loan in full, have prepared and file any necessary release or satisfaction documents, and shall continue subservicing of the Loan pending final settlement, and refund any Escrowed Sums within state mandated time frames or pay penalties associated with failure to so comply unless such failure results from Lender/Servicer's or Investor's delay.

         (e) Where Investors require interest paid through the end of the month although interest due from the Borrower is to the actual date of the payoff, advance its own funds to cover any uncollected interest due the Investor and will periodically bill Lender/Servicer for reimbursement of such advances. Lender/Servicer will reimburse Subservicer for said advances immediately upon billing.

         (f) Remit to the Investor, on a date and in a manner specified by Investor, all principal and interest collected from Borrowers or Mortgagors, retaining as compensation the fees set forth in
                  Schedule II attached hereto. Subservicer will remit any guaranty fees to the appropriate Investor as required. By mutual agreement, Subservicer will remit monthly to Lender/Servicer the remaining portion of the gross service fee collected.

         (g) Where Investors such as FHLMC, FNMA, GNMA require the reporting of balances and cash remittances to be reported and remitted at one time and consolidated on the appropriate reports, service one hundred percent (100%) of Loans which are servicing retained by Lender/Servicer for those Investors which follow such reporting requirements. Subservicer also will submit all reports to Investor under Lender/Servicer's assigned "seller/servicer" number or such other number that Lender/Servicer and Investor may designate in writing to Subservicer.

         (h) In the event the Investor instructs Lender/Servicer to service release any Loan(s), and Lender/Servicer shall deliver written notice thereof to Subservicer, Subservicer shall proceed in accordance with the Investor's Instructions. In the event Lender/Servicer determines and instructs Subservicer not to proceed with the Investor's Instructions, Lender/Servicer agrees to hold Subservicer harmless from any action taken against Subservicer by the Investor, and from any loss or damage, including reasonable attorney fees, resulting therefrom. With respect to servicing released Loans, Subservicer shall be responsible to provide such information as Investor and Lender/Servicer shall reasonably request and shall assist Lender/Servicer in resolving routine problems and issues with Investor.

         (i) In the event Investor sells all or any part of its interest in any Loan to a third party or parties, including the sale of participating interests therein, and such third parties succeed to all of the right of Investor hereunder for the Loan interest purchased and this Agreement shall remain in full force and effect, remit all principal and interest installments collected under the Loan Documents directly to such third party or parties in accordance with the terms of the applicable servicing agreement, after deduction of the servicing fee which is paid to the Lender/Servicer and subservicing fees and other fees, costs and charges chargeable by Subservicer under the terms of this Agreement. The obligation to make direct remittances to such third party or parties shall arise upon thirty (30) days written notice of such assignments given by such third party(ies) to Subservicer. Subservicer shall be entitled to and be paid an additional One Dollar ($1.00) per Loan per remittee per month, for each such third party remittance beyond the first one, excluding GNMA security holders.

         (j) Hold Custodial Accounts associated with the receipt, disbursement and accumulation of principal and interest as "trustee" for Lender/Servicer and/or Investors and each Borrower Custodial Account as "trustee" for the benefit of each Borrower in accordance with Investor's Instructions, and where none apply, the Guide, with the exception of GNMA servicing. Pursuant to GNMA's regulations, Subservicer is not permitted to withdraw/disburse funds from Custodial Accounts for principal and interest. Any benefit or value derived from all demand deposits shall accrue to the benefit of the Subservicer or Lender/Servicer as set forth on Schedule II.

         (k) Subservicer shall be responsible for accurate and timely reporting and remittance pursuant to the requirements of the Guide as well as costs and penalties that may be incurred in failing to meet such responsibility unless such failure is a result of Lender/Servicer's actions or inactions.

2.6      Delinquency Control.

         In full compliance with the Guide, Subservicer shall:

         (a) Be responsible for protecting Investor's investment in the Loans by maintaining the maximum possible number of Loans in a current status, dealing quickly and effectively with Borrowers who are delinquent or in default. Subservicer's delinquent mortgage servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of delinquent Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payment, and a procedure for the individual analysis of distressed or chronically delinquent Loans. Attached to this Agreement is Schedule III which is a minimum sample of reports required under this Agreement.

         (b) Maintain a collection department and an on-line automated collection system. All delinquent Loans shall be serviced in accordance with Investors Instructions or where none apply, the Guide.

         (c) Provide Lender/Servicer and Investor with a month-end collection and delinquency report identifying and describing the status of any delinquent Loans, and will from time to time as the need may arise, provide Lender/Servicer and Investor with loan service reports relating to any items of information which Subservicer is otherwise required to provide hereunder per Schedule IV attached hereto, or detailing any matters the Subservicer reasonably believes should be brought to the special attention of Lender/Servicer and Investor. The reports as outlined in Schedule III shall be delivered to Lender/Servicer via hard copy. All information in Subservicer's custody and control with respect to Lender/Servicer's Loans shall be immediately available to Lender/Servicer and, in no event, later than five (5) business days following receipt of a request therefor. Subservicer shall provide a master file tape to Lender/Servicer twice monthly.

         (d) Upon the request and under the direction of Lender/Servicer and Investor, assist in the foreclosure or other acquisition of the Security Property pursuant to a Mortgage, the transfer of such Security Property to the FHA or VA and the collection of any applicable mortgage insurance, and pending completion of these steps, protect such Security Property from waste and vandalism. Subservicer shall be responsible for filing all reimbursement claim forms. Subservicer will have title to such Security Property conveyed in the name designated by Investor. Upon receipt of billing by Subservicer, Lender/Servicer will immediately reimburse Subservicer for all of its expenses so incurred under this paragraph, provided that they are reimbursable pursuant to the Guide, including court costs and reasonable attorney's fees. In case of a voluntary deed in lieu of foreclosure, and purchase by Investor for its account, Subservicer will protect the Security Property while so owned. These operations shall be on terms and as determined and directed by Investor from time to time. Under the sale of such Security Property, on terms as specified by Investor, if payments are deferred and payable under contract or Mortgage, Subservicer will service the same until completely liquidated.

2.7      Books and Records.

         Upon Lender/Servicer's written request, Subservicer shall furnish a detailed statement of its financial condition, shall give Lender/Servicer or its authorized representative opportunity at any time during its normal business hours to examine Subservicer's books and records, or shall cause a certified public accountant selected and employed by it to provide Lender/Servicer not later than ninety (90) days after the close of Subservicer's fiscal year, with a certified statement of Subservicer's financial condition as of the close of its fiscal year. Any additional requests for Loan audit or confirmations to be performed by Subservicer's audit firm on Loans, shall be at Lender/Servicer's sole expense. Subservicer will keep records satisfactory to Lender/Servicer and Investor pertaining to each Loan, and such records shall be the property of Lender/Servicer and upon termination of this Agreement shall be delivered to Lender/Servicer at Lender/Servicer's expense.

Notwithstanding the foregoing, however, Subservicer at its own expense may copy any such record before delivering it to the Lender/Servicer, so long as the Guide does not prohibit such copying.

2.8      Insurance.

         Subservicer will maintain in effect at all times and at its cost, a blanket fidelity bond and an errors and omission policy in accordance with the requirements of the Guide. Subservicer shall cause certificates evidencing the existence of such coverage to be delivered to Lender/Servicer.

                                   ARTICLE III
                          AGREEMENTS OF LENDER/SERVICER

3.1      Documentation.

         Lender/Servicer shall provide to Subservicer at Lender/Servicers' sole cost and expense:

         (a) Any documents or records which are necessary or appropriate for Subservicer to receive in order to service the Loans.

         (b) Applicable documentation for each Loan submitted hereunder to enable Subservicer to place and continue each Loan on its computer system. All such documentation must be received in a reasonable amount of time by Subservicer, prior to any reporting due Investor.

         (c) Its pro-rata portion of the fee required for any extraordinary audit expense levied by any state or other jurisdiction.

         (d) If applicable and as soon as possible, a complete listing of any Loans where the mortgage payment is inclusive of a personal or group insurance premium. This list will include the name of the insurance company; type of premium coverage; premium amount; and the name and telephone number of the individual at Lender/Servicer's firm or affiliation knowledgeable of such coverage. Furthermore, should Lender/Servicer misrepresent, misinform, provide inadequate information or no information regarding the status of such personal or group insurance coverages (e.g., mortgage life or disability insurance) which would cause Subservicer to incur a loss or damage, Lender/Servicer agrees to hold Subservicer harmless from any and all claims, liabilities, damages, and loss, including reasonable attorneys fees, resulting therefrom.

         (e) Physical evidence that a hazard insurance policy is in force for each Mortgage delivered to Subservicer for subservicing and allowing Subservicer sufficient time to receive evidence in house that all notifications shall be forwarded to Subservicer. Further, Lender/Servicer agrees to hold Subservicer harmless from any loss or damage caused by insufficient evidence of hazard insurance coverage delivered to Subservicer or any loss or damage which occurred during a lapsed policy prior to delivery of servicing to Subservicer.

         (f) Remittance by check for an amount sufficient to pay for a real estate tax contract issued by Subservicer's tax service. If a tax contract is in existence, pay any fees associated with a transfer to Subservicer.

3.2      Further Notification.

         Lender/Servicer shall:

                  (a) Advise Subservicer upon delivery of each Loan submitted for subservicing, as to whether the Loan is in a warehouse (unsold) status or, if sold, specific information regarding the permanent Investor. If a Loan which has been delivered to Subservicer in a warehouse (unsold) status is sold, Lender/Servicer will immediately notify Subservicer of the sale by phone and will deliver a written copy of the permanent Investor's purchase advice or funding detailed report immediately thereafter. In the event the permanent Investor charges a penalty for late reporting, remittances, etc., which were caused by Lender/Servicer's delay in notifying Subservicer of the permanent Investor's purchase of the Loan(s), Lender/Servicer agrees to promptly pay the penalty and Subservicer shall have no liability on account therof.

         (b) Discharge Subservicer from all liability for any advances of principal and interest resulting from delinquent whole Loans and delinquent Loans which are included in any pool that has been created through "mortgage-backed pass through" certificates or securities, as well as for all advances due to negative amortization. Lender/Servicer will immediately reimburse, by wire, Subservicer for such advances. Subservicer will reimburse Lender/Servicer if and when recoveries are made from Borrowers or Mortgagors.

3.3      Default.

         In the event Lender/Servicer shall fail to pay to Subservicer any sums due and payable to Subservicer under this Agreement when and as the same shall be due and payable, whether as compensation, reimbursement, or otherwise, Subservicer shall be entitled to adjust Lender/Servicer's "net service fee due" in set-off of the amount of any sum so owing and unpaid together with any finance charges payable in accordance with paragraph 9.12 below or as otherwise provided herein.


                                   ARTICLE IV
                                  COMPENSATION

4.1      Compensation to Subservicer.

         For providing the services contained in this Agreement it is agreed that:

         (a)      Subservicer   shall  be  paid  in  accordance  with  the  fees
                  established by Schedule II, attached hereto.

         (b) Any miscellaneous costs incurred by Subservicer from extraordinary requests for items beyond the scope of those required by the Guide shall be billed to Lender/Servicer and promptly paid by Lender/Servicer upon receipt of billing.

         (c) All monthly fees and charges (including guaranty fees on pools of mortgage-backed securities and unrecoverable scheduled interest and all bank charges and/or interest related to negative balances, for example, interest charged by Subservicer's depository bank for payments received but not collected from Borrower's depository bank and disbursed to the appropriate Custodial Accounts but not collected as of the date of disbursement) shall be billed to the Lender/Servicer and due within five (5) days of receipt of the invoice therefor. All invoices for special services will be due within five (5) days of receipt of the invoice therefor. Funds received after five (5) days will be subject to a finance charge of two percent (2%) above Prime. Subservicer reserves the right to deduct any unpaid fees and charges from Lender/Servicer's gross servicing fee remittance.

4.2      Insurance Commissions; Solicitation.

         While Subservicer is servicing any Loan, all commissions related to force place insurance and other fees payable for obtaining such insurance coverage or collecting premiums and other charges, excluding all sums payable to the insurer, shall be retained by Subservicer as ancillary income. Subservicer warrants that subsequent to the date of this Agreement, Subservicer will not solicit in any manner, directly or indirectly, or intentionally assist or participate in any solicitation by a third party, whether by telephone, mail, or direct contact, any Borrower for the purpose of refinancing or recasting any Loan, the Servicing of which is being transferred pursuant to this Agreement.

4.3      Deconversion Fee.

         If subservicing hereunder is terminated with respect to any or all of the Loans for any reason other than foreclosure, acquisition of the Security Property in lieu of payment or payment in full or for cause (as defined in Section 5.2(b) below), Lender/Servicer shall pay to Subservicer the Deconversion Fee described on Schedule II in consideration of Subservicer's work in assisting with the transfer of servicing for any such Loans. The Deconversion Fee shall be withheld by Subservicer from Lender/Servicer's remittance. Any amount still due after this offset is exhausted shall be paid within five (5) business days of receipt of an invoice therefor. If termination is made for cause (as defined in Section 5.2(b) below), Lender/Servicer will pay all costs charged by the new servicer for transferring data to the new servicer.

                                    ARTICLE V
                              TERM AND TERMINATION

5.1      Term.

         The term of this Agreement shall be for two (2) year(s) for commencing upon the Effective Date and ending at twelve o'clock midnight on May 31, 2000. If neither party shall terminate this Agreement by ninety (90) days written notice to the other prior to the expiration of the initial term, this Agreement shall renew itself and exist and continue for successive terms of two (2) year(s) each until terminated by such notice.

5.2      Notice.

                  (a) In the event Lender/Servicer terminates this Agreement during the initial two (2) year term, Lender/Servicer shall pay Subservicer the Termination Fee and the Deconversion Fee described in Schedule II. After the expiration of the initial two (2) term, either party may, without cause by ninety (90) days prior written notice to the other, terminate this Agreement as to any or all Loans then being subserviced. Termination for "cause" is described in subparagraphs 5.2(b) and 5.2(c) below). If any termination of subservicing for 75% or more of the Loans occurs at any time during the initial term of this Agreement, Lender/Servicer shall pay Subservicer the Termination Fee and Deconversion Fee.

         (b) At Lender/Servicer's option, this Subservicing Agreement shall immediately terminate for cause after fifteen (15) days written notice to Subservicer. The term "for cause" as applied to termination of Subservicer shall mean (i) the occurrence of any event which constitutes a material breach on the part of the Subservicer of its servicing obligations and covenants described in Articles II, VII, VIII and IX (ii) a material change in Subservicer's financial circumstances which would adversely affect Subservicer's ability to perform its obligations under this Agreement, (iii) any breach of such servicing obligations that may result in immediate or irreparable harm, or (iv) if any representation or warranty of Subservicer under Article VII is inaccurate or untrue in any material respect. If terminated pursuant to this Section
                  5.2(b), Lender/Servicer shall be entitled to all remedies available at law.

         (c) This Subservicing Agreement shall immediately terminate, at Subservicer's option, upon fifteen (15) days written notice after the occurrence of any event which constitutes a breach on the part of the Lender/Servicer of the obligations and covenantsdescribed in Articles III, VI, VIII, and IX or in the event of any breach of such obligations that may result in immediate or irreparable harm as determined by the Subservicer or upon Subservicer's determination that any representation or warranty of Lender/Servicer under Article VI is inaccurate or untrue in any material respect. If terminated pursuant to this
                  Section 5.2(c), Subservicer shall be entitled to receive a Termination Fee and Deconversion Fee with respect to all Loans.

         (d) Notwithstanding the provisions of paragraphs 5.2(b) and 5.2(c) above, any party receiving notice of termination under those paragraphs shall have thirty (30) days to cure any breach of a covenant (other than a covenant to make payments hereunder which shall be made in strict accordance with the terms hereof), or to correct any untrue or inaccurate facts, unless curing any such failure requires acts to be done or conditions to be removed which cannot, by their nature, be performed, done or removed, as the case may be, within such thirty (30) day period, in which event, the curing party may avoid termination so long as such curing party shall have commenced curing such failure within fifteen (15) days from the receipt of said notice and shall diligently prosecute the cure to completion, provided that the curing party shall in any event complete such cure within forty-five (45) days after written notice of termination and termination shall become effective upon such date if the cure has not been completed at the expiration of such forty-five (45) day period.

5.3      Subservicer's Contingencies.

         Subservicer's obligations and duties hereunder shall be contingent upon
(a) Lender/Servicer providing the information and documents described in paragraphs 3.1 and 3.2(a) above, (b) receipt by Subservicer of letters or other documents from all Investors approving this Agreement and Subservicer as a servicer of such Loans and (c) receipt by Subservicer of certified copies of the Lender/Servicer's audited financial statements for 1997.

5.4      Reimbursement of Servicing Released Loans.

         Subservicer's right to reimbursement for actual expenses, and reimbursement for any advances of principal and interest and escrow made on behalf of Lender/Servicer in accordance with the terms of this Agreement shall also apply to any Loans sold by Lender/Servicer as an Investor to a new Investor on a "servicing released" basis.

5.5      Accounting.

         Upon termination of this Agreement under this section, Subservicer will account for and turn over to Lender/Servicer, Lender/Servicer's designee, or the Investor or Investor's designee, all funds collected under each Note and Mortgage, less the compensation and any fees then due Subservicer, and deliver to Lender/Servicer, Lender/Servicer's designee, Investor or Investor's designee all records and documents relating to each Loan then subserviced and will advise Borrowers that their Loans will henceforth be serviced by Lender/Servicer, Lender/Servicer's designee, Investor or Investor's designee in accordance with the Guide.

                                   ARTICLE VI
           REPRESENTATION, WARRANTIES AND COVENANTS OF LENDER/SERVICER

6.1      Assistance.

         Lender/Servicer warrants and represents to, and covenants and agrees with Subservicer that, to the extent possible, Lender/Servicer shall cooperate with and assist Subservicer as requested by Subservicer, in carrying out Subservicer's covenants, agreements, duties and responsibilities under this Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as may be necessary and appropriate in furtherance therof.

6.2      Notice of Breach.

         Lender/Servicer shall immediately notify Subservicer (i) of any failure or anticipated failure on its part to observe and perform any covenant or agreement required to be observed and performed by it as a Lender/Servicer and
(ii) if any representation or warranty of Lender/Servicer made in connection with this Agreement is untrue or inaccurate in any material respect.

6.3      Taxes.

         As of the Effective Date, Lender/Servicer warrants that to the best of their knowledge all Taxes have been paid prior to the tax delinquent date. Lender/Servicer will indemnify and hold Subservicer harmless of and from any tax penalties and interest which arose or accrued prior to the Effective Date and for any other claims, demands, costs fees or expenses, including reasonable attorneys' fees, resulting from any failure to pay such Taxes in a timely manner.

6.4      Authority; Prior Servicing.

         Lender/Servicer is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Lender/Servicer are duly authorized so to do. Lender/Servicer is the owner of all servicing rights for all Loans and represents and warrants that all information contained in any database or document related to Loans is true, accurate and correct in every respect.

6.5      Financial Statements.

         Lender/Servicer shall provide Subservicer with copies of its audited financial statements on an annual basis within thirty (30) days following the date of their issuance but in no event later than one hundred twenty (120) days following the end of its fiscal year.

                                   ARTICLE VII
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSERVICER

         Subservicer warrants and represents to, and covenants and agrees with, Lender/Servicer as follows:

7.1      Notice of Breach.

         Subservicer shall immediately notify Lender/Servicer (i) of any failure or anticipated failure on its part to observe and perform any covenant or agreement required to be observed and performed by it as Subservicer and (ii) if any representation or warranty of Subservicer made in connection with this Agreement is untrue or inaccurate in any material respect.

7.2      Agency Approvals.

         Subservicer is an approved Servicer for FHLMC, FNMA, HUD, GE and GNMA.

7.3      Authority.

         Subservicer is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Subservicer are duly authorized so to do.

7.4      Financial Statements.

         Subservicer shall provide Lender/Servicer with copies of its audited financial statements on an annual basis within thirty (30) days following the date of their issuance but in no event later than one hundred twenty (120) days following the end of its fiscal year. Subservicer has delivered to Lender/Servicer their financial statements for the year 1997.

7.5      Approvals.

         To the extent reasonably necessary for Subservicer to fulfill its obligations hereunder and so long as the cost of obtaining same is reasonable, Subservicer shall obtain any approvals from government entities, Investors and/or mortgage insurance companies that are necessary to effectuate transactions to be undertaken hereunder.

7.6      Compliance; No Violations; Litigation.

         Subservicer is in compliance with, and will continue to comply with, the Guide in all material respects. Subservicer is not in violation or breach of any agreement and not a party to any pending or threatened litigation which would have a material adverse effect upon Subservicer's ability to perform this Agreement.

                                  ARTICLE VIII
                INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL

8.1      Independence of Parties.

         The   following   terms   shall   govern   the   relationship   between
Lender/Servicer and Subservicer:

                  (a) Subservicer shall have the status of and act as an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between Lender/Servicer and Subservicer.

         (b) Subservicer shall not be responsible for representations, warranties or contractual obligations in connection with (1) sale to an Investor of any of the Loans, or (2) the servicing of any such Loans prior to the assumption of subservicing of the Loans pursuant to this Agreement.

         (c) Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the representations and warranties of Subservicer contained in this Agreement shall not be construed as a warranty or guarantee by Subservicer as to future payments by any Borrower or Mortgagor.

         (d) Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, Subservicer shall not be responsible for performance or compliance under any loan repurchase agreements, representations or warranties of an origination nature, or those servicing representations and warranties directly or indirectly related to the origination process made between Lender/Servicer and any Investor, either prior or subsequent to this Agreement.

8.2      Indemnification by Subservicer.

         Except as otherwise stated herein, Subservicer indemnifies and holds harmless Lender/Servicer from any liabilities, claims, losses, damages, actions, claims, fees, costs and expenses including reasonable attorneys' fees, directly or indirectly resulting from or arising out of Subservicer's failure to observe or perform any or all of Subservicer's covenants, agreements, warranties or representations contained in this Agreement.

8.3      Indemnification by Lender/Servicer.

         Lender/Servicer indemnifies and holds harmless the Subservicer from any liabilities, claims, losses, damages, actions, claims, fees, expenses and costs, including reasonable attorneys' fees, directly or indirectly resulting from or arising out of (i) Lender/Servicer's failure to observe or perform any or all of Lender/Servicer's covenants, agreements, warranties or representations contained in this Agreement, (ii) the performance, negligence, actions or failure to act of any Servicer or subservicer of the Loans, other than Subservicer, (iii) any inaccuracies in any information provided by Lender/Servicer and (iv) the untruth or inaccuracy of any of the representations and warranties set for in paragraphs
6.4 and the following additional representations and warranties to the best of Lender/Servicer's knowledge:

         (a) Each Loan, the Note and Mortgage, any insurance policy, certificate of coverage, or other contract or agreement relating to each Loan is in every respect genuine; is complete in all respects; is the legal, valid, binding and enforceable obligation of the Borrower thereunder in accordance with its terms and is free from all claims, defenses, rights of rescission, any discount, allowance, set-off, counterclaim, presently pending bankruptcy or other defenses or contingent liability by any Borrower which could adversely affect the value or collectibility of any Loan; none of the Notes or Mortgages nor anything contained in the Loan Documents, is forged or has affixed thereto any unauthorized signature or has been entered into by any persons without the required legal capacity; and no foreclosure or any other legal action has been brought by any Servicer in connection therewith except as identified on Schedule I.

         (b) The applicable Loan Documents have been duly and properly executed by the Borrower, acknowledged, and recorded. Each Loan is valid and complies with all applicable lending laws and regulations, including the Truth-In-Lending Act, Real Estate Settlement and Procedures Act, Equal Credit Opportunity Act, Fair Housing and Disclosure Act and Regulation Z (the "Acts"). The Loan Documents have been duly executed on the dates indicated and in due and proper form.

         (c) In connection with the creation, acquisition, ownership, servicing, execution and content of all Loans, all applicable federal and state laws, rules and regulations have been, and are being, complied with by each Servicer thereof. All information requested to be disclosed to the Borrower by the Acts has been properly and accurately disclosed to the Borrower by each Servicer thereof, in full compliance and in accordance with the Acts. The Borrower has duly executed appropriate documents or evidence indicating that the Borrower has received the disclosure materials as required by applicable law and regulations, including the Acts and such evidence is located among the Loan Documents.

         (d) The servicing and collection procedures used by each Servicer and subservicer (other than Subservicer) with respect to each Loan have been in all respects legal, proper and prudent.

         (e) All of the terms, conditions and provisions of the interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable and all adjustments have been timely and properly made, including, but not limited to all required notices, and any adjustments so made will not affect the enforceability of each Note.

8.4      Survival.

         The indemnifications, representations and warranties set forth herein shall survive the termination of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      Changes in Practices.

         The parties hereto acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time. To accommodate these changes, Subservicer may from time to time notify Lender/Servicer of such changes in practices and procedures. Should any such proposed changes, made in good faith by Subservicer, be unacceptable to Lender/Servicer, then Subservicer shall have no further obligation to continue to accept subservicing under the terms of this Agreement, and may terminate this Agreement in accordance with Article V.

9.2      Assignment.

         This Agreement may be assigned only after obtaining prior written consent of both Lender/Servicer and Subservicer.

9.3      Prior Agreements.

         If any provision of this Agreement is inconsistent with any prior Agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the effective date of this Agreement, the relationship and agreements between Lender/Servicer and Subservicer shall be governed in accordance with the terms of this Agreement.

9.4      Entire Agreement.

         This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

9.5      Invalidity.

         The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

9.6      Effect.

         Except as otherwise stated herein, this Agreement shall remain in effect until Lender/Servicer's interest in all of the Loans including the underlying security, are liquidated completely, unless sooner terminated pursuant to the terms hereof.

9.7      Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

9.8      Notices.

         All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested to the address set forth on the signature page hereof.

9.9      Waivers.

         Either Lender/Servicer or Subservicer may, upon mutual written consent of both parties, by written notice to the other:

         (a)      Waive  compliance  with  any  of  the  terms,   conditions  or
                  covenants required to be complied with by the other hereunder; and

         (b) Waive or modify performance of any of the obligations of the other hereunder.

         The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

9.10     Binding Effect.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

9.11     Headings; Certain Terms.

         Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. The term "include" or "including" shall mean without limitation by reason of enumeration. References herein to "paragraphs," "sections" and other subdivisions without a reference to document are to designated paragraphs, sections and other subdivisions of this Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders, the singular shall include the plural and vice versa.

9.12     Due Date of Payments.

         Unless otherwise stated herein, all fees, payments, charges, expenses, advances and any other sums payable to Subservicer by Lender/Servicer hereunder, shall be due and payable within five (5) business days from date of subservicer's invoice and thereafter, all sums shall be subject to a finance charge at a rate per annum equal to two percent (2%) over Prime.

9.13     Multiple Counterparts.

         This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Agreement. Any signature page from one counterpart may be appended to another counterpart to create a fully executed counterpart hereof.

         IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

                                  Subservicer:
                                  Essex Home Mortgage Servicing Corporation


                                  By:  /s/ Stephen K. Sager
                                     --------------------------------
                                           Stephen K. Sager
                                           Vice President

                                  P.O. Box 8068
                                  Virginia Beach, VA 23450

                                  Lender/Servicer:
                                  Continental Capital Corp.


                                  By:  /s/ Michael J. Wallace, Jr.
                                     --------------------------------
                                            Michael J. Wallace, Jr.
                                            Chief Executive Officer

                                  1841 New York Avenue
                                  Huntington Station, NY  11746

                                 SCHEDULE INDEX


                           SCHEDULE I - List of Loans

          SCHEDULE II - Subservicing Fee Schedule for Schedule I Loans

                   SCHEDULE III - Investor Accounting Reports

                          SCHEDULE IV - Default Reports